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                                                                   EXHIBIT 11.1
                                 Semitool, Inc.
            STATEMENT RE COMPUTATION OF PRO FORMA PER SHARE EARNINGS
              (Amounts in Thousands, Except for Per Share Amounts)


Weighted average shares outstanding at September 30, 1995                                 12,349
Additional shares that are assumed to be issued in the offering to fund shareholder distributions in excess of net income for the 12 months ended
  February 2, 1995 (1)                                                                       214
                                                                                          ------
Shares used in pro forma calculation for the year ended September 30, 1995                12,563
                                                                                          ======

Weighted average shares outstanding at September 30, 1996                                 13,858
                                                                                          ------
Shares used in pro forma calculation for the year ended September 30, 1996                13,858
                                                                                          ======

Weighted average shares outstanding at September 30, 1997                                 13,833
                                                                                          ------
Shares used in pro forma calculation for the year ended September 30, 1997                13,833
                                                                                          ======


(1)    Computed as follows in accordance  with Staff  Accounting  Bulletin Topic
       1.B.3:  Shares  assumed to be issued  September 30, 1994 at the $8.67 per share Offering price to fund distributions in excess of
       net income (See (1) above)                                                            597
       Less adjustment to reflect outstanding distributive shares included in weighted average shares outstanding for the period February 3, 1995
       to September 30, 1995                                                                 383
                                                                                          ------
       Additional shares that are assumed to be outstanding for the period
       September 30, 1994 to February 2, 1995                                                214
                                                                                          ======

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